UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2022 (July 26, 2022)

QUOTIENT LIMITED

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	001-36415	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

B1, Business Park Terre Bonne, Route de Crassier 13, 1262 Eysins, Switzerland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-41-22-716-9800

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nil par value	QTNT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2022, Quotient Limited (the “Company”) appointed Ms. Sophie Bechu to its Board of Directors (the “Board”), effective as of September 1, 2022. In connection with the appointment of Ms. Bechu, the Company increased the size of its Board to ten directors, effective as of September 1, 2022. The Company expects the size of the Board to revert to nine directors following the 2022 Annual General Meeting of shareholders, as a result of Mr. McDonough’s decision not to stand for re-election. If re-elected at the 2022 Annual General Meeting of shareholders, Ms. Bechu will serve on the Audit Committee of the Board effective after the 2022 Annual General Meeting of shareholders, and the Audit Committee will be composed of Ms. Bechu and Larue and Messrs Aebischer and Hallsworth, with Mr. Aebischer serving as chairman. The Board has determined that all such persons will meet the independence requirements of Rule 10A-3 under the Exchange Act and the applicable listing standards of the Nasdaq.

Ms. Sophie Bechu, 61, has been the Chief Operating Officer of Royal Philips, a medical technology company operating through diagnosis, treatment, connected care and personal health segments, since September 2016. Earlier in her career, Ms. Bechu held various positions at IBM across various international geographies, from December 1983 to August 2016, moving from Plant Strategy and Plant Controller in her early years to Vice President, Strategic Outsourcing, North America Delivery GTC in June 2015. Ms. Bechu graduated in Engineering, Electronics, Automation from the École Supérieure d’Électricité, in Paris, France.

In connection with her appointment to the Board, on September 1, 2022, the Company expects to grant Ms. Bechu share options and restricted share units. In connection with her service on the Board and the Audit Committee, Ms. Bechu will receive a cash retainer and have business expenses reimbursed, if any, consistent with other non-employee directors. The Company also expects to enter into an indemnification agreement with Ms. Bechu, in substantially the same form the Company’s other directors have entered, which form is filed as an exhibit to Amendment No. 4 (filed April 14, 2014) to the Company’s Registration Statement on Form S-1 (Registration No. 333-194390).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 27, 2022

QUOTIENT LIMITED

By:	/s/ Manuel O. Méndez
Name: Manuel O. Méndez
Title: Chief Executive Officer